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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)   March  18, 1997


                           Silicon Valley Group, Inc.
           (Exact name of the registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

        0-11348                                          94-2264681
(Commission File Number)                   (I.R.S. Employer Identification No.)

         101 Metro Drive, Suite 400, San Jose, California    95110
              (Address of principal executive offices)     (Zip Code)

                                 (408) 467-5910
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)













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Item 5.       Other Events.

              The Registrant purchased from International Business Machines Corporation ("IBM") for $3,000,000 their entire 6% minority interest position in SVG Lithography Systems, Inc. ("SVGL"). This transaction results in the Registrant owning substantially all of the voting securities of SVGL.

              In a separate transaction, the Registrant satisfied in full its royalty payment obligation of $38,000,000 to IBM in exchange for $23,000,000 of SVGL products, 489,296 shares of the Registrant's Common Stock valued at $10,000,000 and $5,000,000 in cash. The transaction will result in a before tax charge taken against the Registrant's earnings for the quarter ended March 31, 1997 of approximately $33,000,000. The Registrant expects to amortize the remainder of the charge over future periods.

Item 7.       Financial Statements and Exhibits.


              (c)  Exhibits

                   4.1 Stock Purchase and Registration Rights Agreement dated as of March 18, 1997 among the Registrant and IBM

                   4.2 Stockholder Agreement dated as of March 18, 1997 among the Registrant, SVGL and IBM

                   99.1 Agreement for Payment in Connection with Development Agreement dated as of March 18, 1997 among the Registrant, SVGL and IBM


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 2, 1997
                                  SILICON VALLEY GROUP, INC.


                                  By: /s/ Russell G. Weinstock
                                      -----------------------------------------
                                      Russell G. Weinstock
                                      Vice President and Chief Financial Officer


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